Exhibit to Accompany
Item 77b
Form N-SAR


Report of Independent Auditors


The Board of Directors
Frontegra Funds, Inc.

In planning and performing our audits of the financial statements of Frontegra Total Return Bond, Frontegra Opportunity Fund, and Frontegra Growth Fund (the "Funds"), each a series of Frontegra Funds, Inc., for the period ended October 31, 1998, we considered their internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control component does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1998.

This report is intended solely for the information and use of the Board of Directors and management of Frontegra Funds, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ Ernst & Young LLP

Chicago, Illinois
November 30, 1998